Exhibit 99.1

NEWS RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Expands Calibration Capabilities
with Acquisition of NBS Calibrations, Inc.

ROCHESTER, NY, June 28, 2018 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, announced that it has acquired substantially all of the assets of NBS Calibrations, Inc. ("NBS"), effective June 12, 2018.

Established in 1990, NBS provides liquid and gas flow meter calibrations and repair services in its Tempe, AZ laboratory, specializing in small to medium range flowmeters and flow metering systems. NBS calibrations are fully documented with NIST traceable certificates, and the laboratory complies with MIL-STD-45662A, ISO 10012, ISO 17025 and ANSI/NCSL Z540.1 requirements. Brent Dudden, President of NBS, will be joining Transcat under a contractor agreement.

Lee D. Rudow, President and Chief Executive Officer of Transcat, commented, "We believe NBS is an ideal fit for Transcat as it addresses key elements of our acquisition strategy by expanding the breadth and depth of our service offerings, adding a dedicated customer base and leveraging our infrastructure. We look forward to welcoming Brent and his customers as they transition to our Phoenix lab.”

Financial terms of the transaction were not disclosed.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 22 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com

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Transcat Expands Calibration Capabilities with Acquisition of NBS Calibrations, Inc.
June 28, 2018

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Michael J. Tschiderer	Deborah K. Pawlowski
Chief Financial Officer	Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

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